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                                                                     EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

December 22, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Immersion Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on or about December 22, 2000 for the purposes of registering under the Securities Exchange Act of 1933, as amended, 2,226,463 shares of its Common Stock, $0.001 par value (the "Shares"). Of the Shares, 391,238 are issuable under the Haptic Technologies, Inc. 2000 Stock Option Plan assumed by the Company on March 9, 2000, 500,000 are issuable under the Company's 2000 Non-Officer Nonstatutory Stock Option Plan, 766,322 are issuable under the Company's 2000 HT Non-Officer Nonstatutory Stock Option Plan, 68,903 are issuable under the HT Medical Systems, Inc. 1998 Stock Option Plan assumed by the Company on September 29, 2000 and 500,000 are issuable under the Company's Nonstatutory Stock Option Plan and Stock Option Agreement with Robert
G. O'Malley (collectively, the "Plans").

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

        (a) The Amended and Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of December 3, 2000, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of December 3, 2000 and verified as being in full force and effect in a "bring-down" letter from GKL Corporate/Search, Inc. dated December 21, 2000, a corporate search agent;

        (d) A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of December 3, 2000 and verified as being in full force and effect in a "bring-down" letter from GKL Corporate/Search, Inc. dated December 21, 2000, a corporate search agent;

        (e) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

        (d)     The Registration Statement;

        (e)     The Plans; and


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        (f)     A letter from EquiServe, the Company's transfer agent, dated
                December 20, 2000, as to the number of shares of the Company's common stock that were outstanding on December 19, 2000.

        This opinion is limited to the federal law of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the Plans and Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Heller Ehrman White & McAuliffe LLP